Appendix A
(Dated March 22, 2022)

Funds & Share Classes

Fund	Classes
Affinity World Leaders Equity ETF	[no class designation]
Anfield Universal Fixed Income Fund	Class A Class C Class I
Anfield Universal Fixed Income ETF	[no class designation]
Anfield Diversified Alternatives ETF	[no class designation]
Anfield U.S. Equity Sector Rotation ETF	[no class designation]
Anfield Dynamic Fixed Income ETF	[no class designation]
APEX HealthCare ETF	[no class designation]
Regents Park Hedged Market Strategy ETF	[no class designation]
Conductor Global Equity Value Fund	Class A Class C Class I Class Y
Conductor International Equity Value Fund	Class A Class I
Tactical Dividend Momentum Fund	Class A Class C Class I Class R Investor Class
Holbrook Income Fund	Class A Class I Investor Class
Holbrook Structured Income Fund	Class A Class I Investor Class
Recurrent MLP & Infrastructure Fund	Class I
Redwood Managed Volatility Fund	Class I Class N Class Y

Redwood Managed Volatility Portfolio	Class I Class N
Redwood Managed Municipal Income Fund	Class I Class N
Redwood AlphaFactor Tactical International Fund	Class I Class N
Redwood Systematic Macro Trend Fund	Class I Class N
LeaderShares® Activist Leaders® ETF	[no class designation]
LeaderShares® AlphaFactor® Tactical Focused ETF	[no class designation]
LeaderShares® AlphaFactor® US Core Equity ETF	[no class designation]
LeaderShares® Equity Skew ETF	[no class designation]
LeaderShares® Dynamic Yield ETF	[no class designation]
Superfund Managed Futures Strategy Fund	Class A Class C Class I
Wealthfront Risk Parity Fund	Class W